EXHIBIT 16

                          [LETTERHEAD OF J.H. COHN LLP]

June 23, 2005

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K/A of the Bankers Store, Inc. dated May 28, 2005 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our Firm.

                                                    Very truly yours,


                                                    /s/ J.H. Cohn, LLP
                                                    ------------------
                                                     J.H. Cohn LLP

Cc: Mr. Clark
The Bankers Store